UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 17, 2006

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2006, EGL, Inc. ("EGL") announced that it had named Charles H. Leonard as Chief Financial Officer of the company, effective March 27, 2006. A description of the offer letter dated March 13, 2006 and executed on March 22, 2006 between EGL and Mr. Leonard is included in Item 5.02 of this report, and is incorporated herein by reference.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2006, EGL announced that it had named Charles H. Leonard as Chief Financial Officer of the company, effective March 27, 2006.  Prior to joining EGL, Mr. Leonard, 57, was Chief Financial Officer of Transport Industries Holdings, Inc., a privately held transportation and logistics company, from September 2005 to December 2005.  Prior to that, Mr. Leonard was Senior Vice President and Chief Financial Officer of the General Partner of TEPPCO Partners, L.P. (NYSE: TPP), a energy transportation company, from 1990 to his retirement from TEPPCO Partners in July 2005.

EGL and Mr. Leonard have entered into an offer letter dated March 13, 2006 and executed on March 22, 2006. Under the terms of the offer letter, Mr. Leonard will be paid an annual base salary of $325,000, and will be eligible for a signing bonus of $50,000 paid quarterly during the first year of employment. Mr. Leonard will also be eligible to participate in the company’s Incentive Bonus Plan for Executive Management Employees, with a target annual bonus of 100% of his base salary, and a minimum annual bonus during the first year of employment of 50% of his base salary.

In accordance with the offer letter, the Compensation Committee of EGL's Board of Directors has approved an award to Mr. Leonard of an option to purchase 100,000 shares of EGL common stock, which will vest over three years and have an exercise price equal to the fair market value of the common stock on the date of grant.   In addition, Mr. Leonard will be eligible for annual grants of between 10,000 and 20,000 stock options based on EGL achieving annual operating income goals. Mr. Leonard will also receive benefits comparable to other management employees of EGL, including health, life and disability insurance and a car allowance.

Pending execution of a Change of Control Agreement, Mr. Leonard will be entitled to receive certain severance payments following certain circumstances involving a change of control of the company.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2006, Elijio Serrano notified EGL, Inc. (the “Company”) of his intention to resign his position as a member of the Company’s Board of Directors effective March 17, 2006.  Mr. Serrano’s resignation was due to his new position with a company not competitive with the business of EGL, Inc.

Item 9.01

Financial Statements and Exhibits.

(c)    Exhibits

99.1

Press release, dated March 22, 2006, reporting hiring of the Company’s new CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2006

EGL, INC.

By:

/s/ Dana Carabin

Dana Carabin

General Counsel and Secretary